UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 30, 2003

CORPORATE OFFICE PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-14023	23-2947217
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8815 Centre Park Drive, Suite 400
Columbia, Maryland 21045

(Address of principal executive offices)

(410) 730-9092

(Registrant's telephone number, including area code)

        Explanatory Note:    In a Current Report on Form 8-K furnished on July 30, 2003, the Registrant furnished, as Exhibit 99.2, a reconciliation of 2003 projected earnings per share-diluted to projected funds from operations per share-diluted in connection with the disclosure pursuant to Item 9. The Registrant is furnishing herein a revised Exhibit 99.2 that modifies certain entries in the exhibit as originally furnished.

Item 7. Financial Statements and Exhibits

        The following exhibits are being furnished in connection with the disclosure pursuant to Item 9 and (in the case of Exhibit 99.1 only) Item 12 of this Current Report on Form 8-K:

Exhibit Number	Description
99.1	Supplemental information dated June 30, 2003 for Corporate Office Properties Trust.
99.2*	Reconciliation of 2003 projected earnings per share-diluted to projected funds from operations per share-diluted.

*
Filed herewith.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 31, 2003

CORPORATE OFFICE PROPERTIES TRUST
By:	/s/ RANDALL M. GRIFFIN Name: Randall M. Griffin Title: President and Chief Operating Officer
By:	/s/ ROGER A. WAESCHE, JR. Name: Roger A. Waesche, Jr. Title: Chief Financial Officer